UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2021 (February 10, 2021)

PLBY GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39312	37-1958714
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10960 Wilshire Blvd., Suite 2200 Los Angeles, California	90024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 424-1800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	PLBY	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

Business Combination

As previously announced, Mountain Crest Acquisition Corp, a Delaware corporation (“MCAC” and, after the consummation of the Business Combination as described below, “PLBY” or the “Company”), consummated the acquisition of all of the issued and outstanding shares of Playboy Enterprises, Inc., a Delaware corporation (“Playboy”), in accordance with that certain Agreement and Plan of Merger, dated as of September 30, 2020 (the “Merger Agreement”), by and among MCAC, MCAC Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of MCAC (“Merger Sub”), Playboy and Suying Liu (solely for purposes of Section 7.2 and Article XI of the Merger Agreement).

On February 10, 2021 (the “Closing Date”), as contemplated in the Merger Agreement and described in the section titled “Proposal No. 1 – The Business Combination Proposal” beginning on page 74 of the definitive proxy statement, as amended and supplemented (the “Definitive Proxy Statement”), dated January 20, 2021 and filed with the Securities and Exchange Commission (the “SEC”) on January 21, 2021, Merger Sub merged with and into Playboy with Playboy surviving as a wholly-owned subsidiary of MCAC (the “Business Combination”). In addition, in connection with the closing of the Business Combination (the “Closing”), MCAC changed its name to “PLBY Group, Inc.”

As a result of and at the Closing, MCAC acquired all of the outstanding Playboy shares for approximately $381.3 million in aggregate consideration, comprising (i) 23,920,000 shares of MCAC’s Common Stock, based on a price of $10.00 per share, subject to adjustment as described below (the “Closing Payment Shares”), and (ii) the assumption of no more than $142.1 million of Playboy debt (the “Net Debt Target”). The number of Closing Payment Shares issued was subject to adjustment at a rate of one share of MCAC Common Stock for each $10.00 increment that the Net Debt (as defined in the Merger Agreement) is greater than (in which case the number of Closing Payment Shares will be reduced) or less than (in which case the number of Closing Payment Shares will be increased) the Net Debt Target. At the Closing, Playboy filed a certificate of merger with the Secretary of State of the State of Delaware (the “Certificate of Merger”), executed in accordance with the relevant provisions of the General Corporation Law of the State of Delaware. The Business Combination became effective at the time of the filing of the Certificate of Merger (the “Effective Time”).

Prior to the Closing, Playboy delivered to MCAC a stockholder allocation schedule (the “Allocation Schedule”) setting forth the Net Debt adjustment in accordance with the Merger Agreement and each stockholder, option holder and restricted stock unit (“RSU”) holder as of the Closing, and such stockholder’s, option holder’s and RSU holder’s respective percentage of the Merger Consideration. Prior to the Effective Time, all options and RSUs of Playboy that were outstanding immediately prior to the Effective Time (other than the January 31, 2021 option grant to Ben Kohn described below under “Executive Compensation”) accelerated and fully vested. At the Effective Time, by virtue of the Business Combination, each Playboy share issued and outstanding immediately prior to the Effective Time was canceled and automatically converted into the right to receive, without interest, the respective percentage of the Merger Consideration issuable to the stockholders in accordance with the Allocation Schedule. Each outstanding Playboy option was assumed by MCAC and automatically converted into an option to purchase such number of shares of Common Stock equal to the product of (x) the Merger Consideration and (y) the option holder’s respective percentage of the Merger Consideration set forth in the Allocation Schedule, which was reserved for future issuance upon the exercise of such assumed options. Prior to the Effective Time, all then outstanding RSUs were terminated and converted into a right to receive a number of shares of Common Stock equal to the product of (x) the Merger Consideration, and (y) the terminated RSU holder’s respective percentage of the Merger Consideration as set forth in the Allocation Schedule, which was reserved for future issuance in settlement of such terminated RSUs. No certificates or scrip representing fractional shares were issued pursuant to the Business Combination.

At the Closing and pursuant to the Merger Agreement, MCAC (1) issued an aggregate of 20,916,812 shares of Common Stock to existing stockholders of Playboy, (ii) assumed Playboy options exercisable for an aggregate of 3,560,541 shares of Common Stock at a weighted average exercise price of $5.61 and (iii) assumed the obligation to issue shares in respect of terminated Playboy RSUs for an aggregate of 2,045,634 shares of Common Stock to be settled one year following the Closing Date.

The foregoing description of the Business Combination does not purport to be complete and is qualified in its entirety by the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

PIPE Investment

As previously announced, on September 30, 2020, concurrently with the execution of the Merger Agreement, MCAC entered into subscription agreements (the “Subscription Agreements”) and registration rights agreements (the “PIPE Registration Rights Agreements”), with certain institutional and accredited investors (collectively, the “PIPE Investors”) pursuant to, and on the terms and subject to the conditions of which, the PIPE Investors collectively subscribed for an aggregate 5,000,000 shares of Common Stock at $10.00 per share for aggregate gross proceeds of $50.0 million (the “PIPE Investment”). The PIPE Investment was consummated substantially concurrently with the Closing.

The material terms of the Subscription Agreements and PIPE Registration Rights Agreements are described in the section of the Definitive Proxy Statement beginning on page 81 titled “Proposal No. 1 – The Business Combination Proposal—Additional Agreements—PIPE Subscription Agreements and PIPE Registration Agreement.” Such description is qualified in its entirely by the full text of the Subscription Agreements and PIPE Registration Rights Agreements, forms of which are included as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Advisory Shares

As previously disclosed in the Definitive Proxy Statement, on the Closing Date MCAC issued an aggregate of 200,000 shares of Common Stock to Craig-Hallum Capital Group LLC and Roth Capital Partners, LLC, upon the consummation of the Business Combination, as compensation for advisory services rendered to MCAC (the “Advisory Shares”).

MCAC Redemptions and Conversion of Rights

In connection with the MCAC stockholder vote on the Business Combination, MCAC stockholders redeemed an aggregate of 8,824 shares of Common Stock. At the Closing of the Business Combination, all outstanding rights automatically converted into one-tenth (1/10) of a share of Common Stock. The separate trading of Units and Rights of MCAC was terminated upon the closing of the Business Combination.

Immediately after giving effect to the Business Combination, the PIPE Investment, issuance of the Advisory Shares and conversion of rights, there were 33,560,980 shares of PLBY Common Stock outstanding (net of 700,000 treasury shares held by Playboy), 3,560,541 shares of Common Stock subject to outstanding employee stock options of Playboy at a weighted average exercise price of $5.61 (all of which are fully vested other than the January 31, 2021 option grant to Ben Kohn described below under “Executive Compensation”), 2,045,634 shares of Common Stock issuable upon settlement of terminated Playboy RSUs one year from the Closing Date and 379,486 shares of Common Stock issuable pursuant to the unit purchase option sold to the underwriter in MCAC’s initial public offering.

Unless the context otherwise requires, “we,” “us,” “our” and the “Company” refer to PLBY Group, Inc. and its consolidated subsidiaries at and after the Closing. Terms used but not defined herein, or for which definitions are not otherwise incorporated by reference herein, shall have the meaning given to such terms in the Definitive Proxy Statement and such definitions are incorporated by reference herein.

Item 1.01.	Entry Into a Material Definitive Agreement.

Amended and Restated Registration Rights Agreement

On February 10, 2021, MCAC entered into the Amended and Restated Registration Rights Agreement (the “A&R Registration Rights Agreement”), by and among (i) PLBY, (ii) Suying Liu, Dong Liu, Nelson Haight, Todd Milbourn, and Wenhua Zhang (the “Initial Stockholders”), with respect to the Insider Shares (as defined in the A&R Registration Rights Agreement), Private Units (as defined in the A&R Registration Rights Agreement) and any securities issuable upon conversion of working capital loans made to MCAC they owned at Closing, and (iii) RT-ICON Holdings LLC, a Delaware limited liability company (“RT-ICON”), and each of the other shareholders of Playboy whose names are listed on Exhibit A thereto (collectively with RT-ICON, the “Playboy Stockholders”), with respect to (x) the Merger Consideration, (y) any other outstanding Common Stock or other equity security issued or issuable upon on the exercise of any other equity security of the PLBY as of Closing, and (z) any other equity security of the PLBY issued or issuable with respect to any such shares of Common Stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization.

The A&R Registration Rights Agreement requires PLBY to, among other things, file a resale shelf registration statement with the U.S. Securities and Exchange Commission (the “SEC”) on behalf of the Initial Stockholders and the Playboy Stockholders no later than 60 days after the Closing (the “Filing Deadline”). PLBY shall use its commercially reasonable efforts to have the registration statement declared effective no later than 30 days following the Filing Deadline (60 days if the registration statement is reviewed by the SEC).

The holders of a majority of these securities are entitled to make up to three demands that PLBY register such securities. The holders of the majority of the Insider Shares can elect to exercise these demand registration rights at any time commencing three months prior to the date on which the Insider Shares are to be released from escrow pursuant to the IPO Escrow Agreement (as defined in the A&R Registration Rights Agreement). The holders of a majority of shares of Common Stock issued in lieu of payment of working capital loans made to MCAC, can elect to exercise these demand registration rights at any time. The Playboy Stockholders can elect to exercise these registration rights at any time commencing three months prior to the first possible date on which the restrictions on transfer will lapse under the Lock-up Agreement, as described below. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the Business Combination. The demand and piggy-back registration rights provided therein are subject to underwriter cutbacks and issuer blackout periods. PLBY will pay certain fees and expenses relating to the registrations under the A&R Registration Rights Agreement.

The material terms of the A&R Registration Rights Agreement are described in the section of the Definitive Proxy Statement beginning on page 82 titled “Proposal No. 1 – The Business Combination Proposal—Additional Agreements—Amended and Restated Registration Rights Agreement.” A copy of the A&R Registration Rights Agreement is filed with this Current Report on Form 8-K as Exhibit 10.4 and is incorporated herein by reference, and the foregoing description of the A&R Registration Rights Agreement is qualified in its entirety by reference thereto.

Investor Rights Agreement

On February 10, 2021, MCAC entered into the Investor Rights Agreement (the “Investor Rights Agreement”), by and among PLBY and RT-ICON. The Investor Rights Agreement provides RT-ICON shall have the right, but not the obligation, to nominate to the board of directors of PLBY (the “Board” or “Board of Directors” and each member, a “Director”) a number of designees equal to (i) three Directors, so long as RT-ICON, together with its affiliates and its and their successors and assigns (other than Playboy and its subsidiaries) (collectively, “RT”), beneficially owns, in the aggregate, 50% or more of the shares of Common Stock, (ii) two Directors, in the event that RT beneficially owns, in the aggregate, 35% or more, but less than 50%, of the shares of Common Stock and (iii) one Director, in the event that RT beneficially owns, in the aggregate, 15% or more, but less than 35% of the shares of Common Stock. RT-ICON shall not have the right to nominate any designees to the Board in the event that RT beneficially owns, in the aggregate, less than 15% of the outstanding shares of Common Stock.

Furthermore, pursuant to the Investor Rights Agreement, the size of the Board shall be five. So long as RT beneficially owns, in the aggregate, 35% or more of the shares of Common Stock, any increases or decreases to the size of the Board will require approval by at least a majority of the Directors designated by RT (the “RT Designees”) then serving as Directors or, if no RT Designee is then serving as a Director, the written approval of RT-ICON.

The material terms of the Investor Rights Agreement are described in the section of the Definitive Proxy Statement beginning on page 82 titled “Proposal No. 1 – The Business Combination Proposal—Additional Agreements—Investor Rights Agreement.” A copy of the Investor Rights Agreement is filed with this Current Report on Form 8-K as Exhibit 10.5 and is incorporated herein by reference, and the foregoing description of the Investor Rights Agreement is qualified in its entirety by reference thereto.

Lock-Up Agreement

On February 10, 2021, each of RT-ICON and Drawbridge entered into a 180-day lock-up agreement (the “Lock-Up Agreement”) with PLBY with respect to the shares of Common Stock issued to RT-ICON and Drawbridge upon the Closing pursuant to the Merger Agreement (the “Lock-Up Shares”). Pursuant to the Lock-Up Agreement, each of RT-ICON and Drawbridge agreed, subject to certain customary exceptions, not to (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC promulgated thereunder, any Lock-up Shares held by it immediately after the Effective Time, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of such shares of PLBY issued and outstanding or securities convertible into or exercisable or exchangeable for shares of PLBY common stock, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii) until the earlier of (x) the date that is 12 months after the Closing Date, and (y) if, subsequent to the Closing Date, such date on which PLBY consummates a liquidation, merger, stock exchange or other similar transaction which results in all of its stockholders having the right to exchange their shares of PLBY common stock for cash, securities or other property. Notwithstanding the foregoing, if the volume weighted average price of the shares of PLBY common stock equals or exceeds $14.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30 consecutive trading day period, fifty percent (50%) of the Lock-up Shares shall be released from the lock-up to the holder..

The material terms of the Lock-Up Agreement are described in the section of the Definitive Proxy Statement beginning on page 83 titled “Proposal No. 1 – The Business Combination Proposal—Additional Agreements—Lock-Up Agreement.” A copy of the form of Lock-Up Agreement is filed with this Current Report on Form 8-K as Exhibit 10.6 and is incorporated herein by reference, and the foregoing description of the Lock-Up Agreement is qualified in its entirety by reference thereto.

Director Voting Agreement

On February 10, 2021, PLBY entered into a Voting Agreement (the “Director Voting Agreement”) with RT-ICON and Drawbridge Special Opportunities Fund LP (“Drawbridge”) pursuant to which RT-ICON and Drawbridge each agreed to vote all shares of Common Stock owned by them to elect and maintain in office Suying Liu as a member of the Second Class of the Board as set forth in the Second Amended and Restated Certificate of Incorporate of PLBY, a copy of which is filed with this Current Report on Form 8-K as Exhibit 3.1, until the second annual meeting of stockholders held after the Closing Date described .

The material terms of the Director Voting Agreement are described in the section of the Definitive Proxy Statement beginning on page 83 titled “Proposal No. 1 – The Business Combination Proposal—Additional Agreements—Director Voting Agreement.” A copy of the Voting Agreement is filed with this Current Report on Form 8-K as Exhibit 10.7 and is incorporated herein by reference, and the foregoing description of the Voting Agreement is qualified in its entirety by reference thereto.

Indemnification Agreements

In addition, PLBY has entered into customary indemnification agreements with each of its directors and executive officers, effective February 10, 2021. Each indemnification agreement provides that, subject to limited exceptions, the Company will indemnify each such director and executive officer to the fullest extent permitted by Delaware law, and upon the other undertakings set forth in the indemnification agreement, for claims arising in such person’s capacity as the Company’s director and/or officer. The indemnification agreements supersede any similar agreement previously entered into by the directors and executive officers with MCAC. A copy of a form indemnification agreement is filed with this Current Report on Form 8-K as Exhibit 10.26 and is incorporated herein by reference, and the foregoing description of the indemnification agreement is qualified in its entirety by reference thereto.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the “Introductory Note” above is incorporated into this Item 2.01 by reference. On February 9, 2021, the Business Combination was approved by the stockholders of MCAC at the special meeting of stockholders of MCAC (the “Meeting”). The Business Combination was completed on February 10, 2021.

The following information is provided about the business of PLBY following the consummation of the Business Combination, set forth below under the following captions:

●	Cautionary Note Regarding Forward-Looking Statements;

●	Business;

●	Risk Factors;

●	Management’s Discussion and Analysis of Financial Condition and Operations;

●	Quantitative and Qualitative Disclosure about Market Risk;

●	Security Ownership of Certain Beneficial Owners and Management;

●	Directors and Executive Officers;

●	Director Independence;

●	Committees of the Board of Directors;

●	Executive Compensation;

●	Director Compensation;

●	Certain Relationships and Related Transactions;

●	Legal Proceedings;

●	Market Price of and Dividends on the Registrant’s Common Stock and Related Stockholder Matters;

●	Recent Sales of Unregistered Securities;

●	Description of Securities;

●	Indemnification of Directors and Officers; and

●	Financial Statements, Supplementary Data and Exhibits.

Cautionary Note Regarding Forward-Looking Statements

We make forward-looking statements in this Current Report on Form 8-K, including in the statements incorporated herein by reference. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking. Such forward-looking statements are subject to risks uncertainties and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements.

The forward-looking statements are based on the current expectations of PLBY and its management of and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of such statement. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to:

•	expectations regarding our strategies and future financial performance, including its future business plans or objectives, prospective performance and opportunities and competitors, revenues, products, pricing, operating expenses, market trends, liquidity, cash flows and uses of cash, capital expenditures, and our ability to invest in growth initiatives and pursue acquisition opportunities;

•	the outcome of any legal proceedings that may be instituted against us;

•	the inability to maintain the listing of our shares of Common Stock on Nasdaq;

•	the risk that the Business Combination may disrupt our current plans and operations;

•	the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, the ability of the Company to grow and manage growth profitably and retain its key employees;

•	costs related to the proposed Business Combination;

•	geopolitical risk and changes in applicable laws or regulations;

•	the possibility that we may be adversely affected by other economic, business, and/or competitive factors;

•	risks relating to the uncertainty of the our projected financial information;

•	risks related to the organic and inorganic growth of PLBY’s business and the timing of expected business milestones;

•	risk that the COVID-19 pandemic, and local, state, and federal responses to addressing the pandemic may have an adverse effect on our business operations, as well as our financial condition and results of operations;

•	litigation and regulatory enforcement risks, including the diversion of management time and attention and the additional costs and demands on our resources; and

•	other risks and uncertainties set forth in the section entitled “Risk Factors” beginning on page 29 of the Definitive Proxy Statement and incorporated herein by reference.

Nothing in this Current Report on Form 8-K should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. PLBY does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Business

The business of PLBY is described in the Definitive Proxy Statement in the section entitled “Information about Playboy” beginning on page 135, which is incorporated herein by reference.

Risk Factors

The risk factors related to the business and operations of PLBY and the Business Combination are set forth in the Definitive Proxy Statement in the section entitled “Risk Factors” beginning on page 29, which is incorporated herein by reference.

Management’s Discussion and Analysis of Financial Condition and Operations

Reference is made to the disclosure contained in the Definitive Proxy Statement beginning on page 149 in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Playboy,” which is incorporated by reference herein.

Quantitative and Qualitative Disclosure about Market Risk

Reference is made to the disclosure contained in the Definitive Proxy Statement beginning on page 169 in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Playboy—Quantitative and Qualitative Disclosures about Market Risk,” which is incorporated by reference herein.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of PLBY’s Common Stock immediately following the consummation of the Business Combination on February 10, 2021 by:

•	each person or “group” (as such term is used in Section 13(d)(3) of the Exchange Act) known by PLBY to be the beneficial owner of more than 5% of shares of our Common Stock;

•	each of the executive officers and directors of PLBY; and

•	all executive officers and directors of PLBY as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

The beneficial ownership of the our Common Stock is based on 33,560,980 shares of our Common Stock issued and outstanding as of February 10, 2021.

Unless otherwise indicated, PLBY believes that each person named in the table below has sole voting and investment power with respect to all shares of common stock beneficially owned by him.

Name and Address of Beneficial Owners(1)	Number of Shares of PLBY Common Stock	%
Five Percent Holders of PLBY
RT-ICON Holdings LLC(2)	17,101,047	51.0%
Drawbridge Special Opportunities Fund LP(3)	3,625,202	10.8%
Named Executive Officers and Directors of PLBY
Ben Kohn(4)	998,322	2.9%
David Israel(5)	189,610	*
Chris Riley(6)	134,570	*
Suhail Rizvi(2)(7)	17,101,047	51.0%
Suying Liu(8)	695,295	2.1%
Tracey Edmonds	—	—
James Yaffe	—	—
All Named Executive Officers and Directors of PLBY as a group (7 individuals)	19,068,844	55.5%

*	Less than 1%.

(1)	Unless otherwise noted, the business address of each of the following entities or individuals is 10960 Wilshire Blvd., Suite 2200, Los Angeles California 90024.

(2)	RTM-ICON LLC, or RTM-ICON, is the manager of RT-ICON. Rizvi Traverse, is the sole member of RTM-ICON. Mr. Suhail Rizvi and Mr. John Giampetroni are the managers of Rizvi Traverse. Each of RTM-ICON, Rizvi Traverse and Messrs. Rizvi and Giampetroni may be deemed to be the beneficial owner of the shares of Common Stock beneficially owned by RT-ICON, but each disclaims beneficial ownership of such shares, except to the extent of any pecuniary interest therein. The beneficial ownership also includes 100,000 shares of Common Stock acquired by RT PE Investment in the PIPE Investment. RTM-ICON is the manager of RT PE Investment and, accordingly, each of RTM-ICON, Rizvi Traverse and Messrs. Rizvi and Giampetroni may be deemed to be the beneficial owner of the shares of Common Stock beneficially owned by RT PE Investment, but each disclaims beneficial ownership of such shares, except to the extent of any pecuniary interest therein. Additionally, Mr. Rizvi, Chairman of the Company, and Mr. Kohn, Director and CEO of the Company, indirectly hold all of the pecuniary interests in RT PE Investment. The address of each of RT-ICON, RT PE Investment, RTM-ICON, Rizvi Traverse and Messrs. Rizvi and Giampetroni is c/o Rizvi Traverse Management, LLC, 260 East Brown Street, Suite 380, Birmingham, MI 48009.

(3)	Drawbridge Special Opportunities Advisors LLC, a Delaware limited liability company (“DBSO Advisors”), is the investment manager of Drawbridge Special Opportunities Fund, LP, a Delaware limited partnership (“DBSO”), and DBSO’s general partner is Drawbridge Special Opportunities GP LLC, a Delaware limited liability company (“DBSO GP”). FIG LLC, a Delaware limited liability company, is the holder of all of the issued and outstanding interests of DBSO Advisors. Fortress Principal Investment Holdings IV LLC, a Delaware limited liability company (“FPI IV”), is the managing member of DBSO GP. Fortress Operating Entity I LP, a Delaware limited partnership (“FOE I”), is the owner of all of the outstanding membership interests in FPI IV and the Class A member of FIG LLC. FIG Corp., a Delaware Corporation (“FIG Corp”), is the general partner of FOE I. Fortress Investment Group LLC, a Delaware limited liability company (“Fortress”), is the holder of all of the issued and outstanding shares of FIG Corp. DBSO holds and beneficially owns these shares of Common Stock, and on the basis of the relationships described in this footnote, each of the other forgoing persons may be deemed to beneficially own the shares of Common Stock held by DBSO. As the Co-Chief Investment Officers of DBSO Advisors and DBSO GP, each of Peter L. Briger, Jr., Dean Dakolias, Drew McKnight and Joshua Pack participates in the voting and investment decisions with respect to the shares of Common Stock held by DBSO, but each of them disclaims beneficial ownership thereof.

(4)	Consists of 948,322 shares of Common Stock that Mr. Kohn has the right to acquire within 60 days of February 10, 2021 through the exercise of options, and 50,000 shares beneficially owned by RT PE Investment LLC, or RT PE Investment, following the PIPE Investment. Does not include shares beneficially owned by RT-ICON Holdings LLC, or RT-ICON, of which Mr. Kohn may have an indirect pecuniary interest of less than 1% as a result of non-controlling equity interests held by Mr. Kohn in affiliates of Rizvi Traverse Management, LLC, or Rizvi Traverse, 1,082,950 shares issuable upon the settlement of RSUs that will occur more than 60 days from the Closing Date, or 965,944 shares of Common Stock that Mr. Kohn has the right to acquire through the exercise of options that will vest more than 60 days from the Closing Date.

(5)	Consists of shares of Common Stock that Mr. David Israel has the right to acquire within 60 days of February 10, 2021 through the exercise of options. Does not include 219,532 shares issuable upon the settlement of RSUs that will occur more than 60 days from the Closing Date.

(6)	Consists of shares of Common Stock that Mr. Chris Riley has the right to acquire within 60 days of February 10, 2021 through the exercise of options. Does not include 5,233 shares issuable upon the settlement of RSUs that will occur more than 60 days from the Closing Date.

(7)	Mr. Rizvi, a member of the Company’s Board of Directors, is a manager of Rizvi Traverse. Mr. Rizvi disclaims beneficial ownership of all shares held by RT-ICON referred to in footnote (2) above, except to the extent of any pecuniary interest therein.

(8)	Includes (i) 365,725 shares of Common Stock, (ii) 163,245 shares of Common Stock underlying Private Units, (iii) 16,324 shares of Common Stock issued as a result of the automatic conversion of MCAC Rights (as defined in the Merger Agreement) upon the consummation of the Business Combination, and (iv) 150,000 shares of Common Stock beneficially owned by Sunlight Global Investment LLC (“Sunlight Global”), of which Mr. Dong Liu is the sole Managing Member and has sole voting and dispositive power over these shares. Dr. Suying Liu is a member of Sunlight Global and disclaims beneficial ownership of such shares, except to the extent of any pecuniary interest therein.

Directors and Executive Officers

PLBY’s directors and executive officers after the consummation of the Business Combination are described in the Definitive Proxy Statement in the section entitled “Directors and Executive Officers of the Combined Company After the Business Combination” beginning on page 170 and that information is incorporated herein by reference.

In connection with the Closing, each of MCAC’s officers and directors resigned from the Board. Suying Liu first resigned as a Class III director upon the Closing and was later reelected as a Class II director. Each of Tracey Edmonds, Ben Kohn, Suying Liu, Suhail Rizvi and James Yaffe were appointed to the Board in connection with the Business Combination. Suhail Rizvi was appointed Chairman of the Board. Ben Kohn was appointed to serve as PLBY’s Chief Executive Officer and President, David Israel was appointed to serve as PLBY’s Chief Financial Officer and Chief Operating Officer, and Chris Riley was appointed to serve as PLBY’s General Counsel and Secretary.

Director Independence

The Nasdaq Stock Market LLC (“Nasdaq”) listing rules require that a majority of the board of directors of a company listed on Nasdaq be composed of “independent directors,” which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. The Board has determined that each of Suying Liu, Tracey Edmonds and James Yaffe will be an independent director under the Nasdaq listing rules and Rule 10A-3 of the Exchange Act. In making these determinations, the Board considered the current and prior relationships that each non-employee director has with MCAC and Playboy and will have with PLBY and all other facts and circumstances the Board deemed relevant in determining independence, including the beneficial ownership of our Common Stock by each non-employee director, and the transactions involving them described in the section of this Item 2.01 on this Current Report on Form 8-K entitled “Certain Relationships and Related Transactions” and the information incorporated by reference therein.

Committees of the Board of Directors

Following the Closing, the standing committees of the Board consist of an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee.

Tracey Edmonds, Suying Liu and James Yaffe serve on the audit committee of the Board, with Dr. Liu serving as the chairman of the Audit Committee. The Board determined that each of these individuals qualify as independent directors according to the rules and regulations of the SEC with respect to audit committee membership. The Board also determined that Dr. Liu qualifies as our “audit committee financial expert,” as such term is defined in Item 407(d) of Regulation S-K. The description of the Audit Committee included in the Definitive Proxy Statement in the section entitled “Directors and Executive Officers of the Combined Company After the Business Combination—Committees of the Board of Directors—Audit Committee” beginning on page 173 is incorporated herein by reference.

Ms. Edmonds, Dr. Liu and Mr. Yaffe serve on the Compensation Committee of the Board, with Ms. Edmonds serving as the Chairwoman of the Compensation Committee. The Board determined that each of these individuals qualify as independent directors under the applicable Nasdaq listing standards. The description of the Compensation Committee included in the Definitive Proxy Statement in the section entitled ““Directors and Executive Officers of the Combined Company After the Business Combination—Committees of the Board of Directors—Compensation Committee” beginning on page 173 is incorporated herein by reference.

Ms. Edmonds, Dr. Liu and Mr. Yaffe serve on the Corporate Governance and Nominating Committee of the Board, with Mr. Yaffe serving as the Chairman of the Corporate Governance and Nominating Committee . The Board determined that each of these individuals qualify as independent directors under the applicable Nasdaq listing standards. The description of the Corporate Governance and Nominating Committee included in the Definitive Proxy Statement in the section entitled ““Directors and Executive Officers of the Combined Company After the Business Combination—Committees of the Board of Directors—Corporate Governance and Nominating Committee” beginning on page 173 is incorporated herein by reference.

Executive Compensation

Compensation for Playboy’s executive officers before the consummation of the Business Combination is described in the Definitive Proxy Statement in the section entitled “Compensation of Executive Officers and Directors of Playboy” beginning on page 142 and that information is incorporated herein by reference.

On February 8, 2021, the Playboy board of directors approved the named executive officers’ annual bonuses for 2020 (based on achievement of Playboy’s 2020 revenue and adjusted EBITDA targets) in the following amounts: Mr. Kohn – $1,000,000; Mr. Israel – $250,000; and Mr. Riley – $175,000. In recognition of the named executive officers’ efforts in connection with the Merger, the Playboy board of directors approved the payment of transaction bonuses to them in the following amounts: Mr. Kohn - $1,850,000; Mr. Israel - $350,000; and Mr. Riley - $500,000.

On February 9, 2021, the stockholders of MCAC approved the PLBY Group, Inc. 2021 Equity and Incentive Compensation Plan (the “2021 Incentive Plan”), which became effective upon the Closing. The material terms of the 2021 Incentive Plan are described in the Definitive Proxy Statement in the section entitled “Proposal No. 6 – Approval of the PLBY Group, Inc. 2021 Equity and Incentive Compensation Plan, ” beginning on page 109, which is incorporated herein by reference.

On January 31, 2021, Playboy entered into an employment agreement with Mr. Kohn in connection with his continued employment as Playboy’s Chief Executive Officer and President, which became effective upon, and was assumed by PLBY in connection with, the Closing (the “Kohn Employment Agreement”). On January 31, 2021, Playboy also granted Mr. Kohn an option to purchase 172,393 shares of Playboy stock at an exercise price of $58.89 per share, which have been assumed by PLBY in connection with the Closing and converted into an option to purchase common stock of PLBY in accordance with the conversion mechanics for other outstanding options described in the Merger Agreement. The material terms of the Kohn Employment Agreement and the option grant to Mr. Kohn are described in the Supplement No. 1 to the Definitive Proxy Statement that was filed with the SEC on February 2, 2021 in the section entitled “Ben Kohn’s Option Grant and New Employment Agreement, ” beginning on page 4, which is incorporated herein by reference.

Director Compensation

On February 10, 2021, the Board approved the PLBY Group, Inc. Non-Employee Director Compensation Policy (the “Director Compensation Policy”), which provides that eligible non-employee Directors will receive annual grants of restricted stock units under the 2021 Incentive Plan on the date of each annual meeting, each with a grant date value equal to $200,000. These annual restricted stock unit grants will vest on the earlier of the first anniversary of the grant date and the date of PLBY’s next regular annual meeting following the grant date, subject to the Director remaining on the Board through such date. In addition, eligible non-employee Directors will receive a one-time initial grant of restricted stock units under the 2021 Incentive Plan with a grant date value equal to $200,000, which will vest in three equal installments on each of the first three anniversaries of the grant date, subject to the Director remaining on the Board through each such date; provided, however, that the non-employee Directors who were appointed to the Board in connection with the Business Combination will receive their initial grants of restricted stock units within 30 days following the registration of the offer and sale of the shares of Common Stock underlying such awards on Form S-8. Finally, the Director Compensation Policy provides that each non-employee Director is required to retain ownership of at least 25% of the shares of Common Stock awarded to him or her and maintain such ownership until departure from the Board.

The foregoing description of the Director Compensation Policy does not purport to be complete and is qualified in its entirety by the full text of the Director Compensation Policy, which is attached hereto as Exhibit 10.27 and is incorporated herein by reference.

Certain Relationships and Related Transactions

The description of certain relationships and related transactions is included in the Definitive Proxy Statement in the section entitled “Certain Relationships and Related Transactions” beginning on page 180, which is incorporated herein by reference.

The information set forth in the section entitled “PIPE Investment” in the “Introductory Note” of this Current Report on Form 8-K is incorporated herein by reference. The information set forth in the sections entitled “Registration Rights Agreement” and “Director Voting Agreement” in Item 1.01 of this Current Report on Form 8-K are incorporated herein by reference.

Legal Proceedings

The description of legal proceedings is included in the Definitive Proxy Statement in the section entitled “Information about Playboy—Legal Proceedings” on page 141, which is incorporated herein by reference.

In March 2020, Playboy terminated its license agreement with a licensee, AVS Products, LLC (“AVS”), for AVS’s failure to make required payments to Playboy under the agreement, following notice of breach and an opportunity to cure. AVS manufactured and sold sexual performance enhancement supplements using the PLAYBOY brand. On February 6, 2021, Playboy received a letter from counsel to AVS alleging that the termination of the contract was improper, and that Playboy failed to meet its contractual obligations, preventing AVS from fulfilling its obligations under the license agreement. AVS contends the value of its business has been diminished as a result of the alleged improper termination. Playboy believes the claims are without merit and will defend itself vigorously in this matter.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

PLBY Common Stock trades on the Nasdaq under the symbol “PLBY,” in lieu of shares and units of MCAC. PLBY has not paid any cash dividends on its shares of capital stock to date. It is the present intention of the Board to retain all earnings, if any, for use in PLBY’s business operation and, accordingly, the Board does not anticipate declaring any dividends in the foreseeable future. The payment of cash dividends in the future will be dependent upon PLBY’s revenue and earnings, if any, capital requirements and general financial condition. The payment of any cash dividends is within the discretion of the Board. Further, the ability of PLBY to declare dividends may be limited by the terms of financing or other agreements entered into by it or its subsidiaries from time to time.

Recent Sales of Unregistered Securities

Information about unregistered sales of PLBY’s equity securities is set forth under Item 3.02 of this Current Report on Form 8-K, which is incorporated herein by reference.

Description of Securities

A description of PLBY’s Common Stock and preferred stock is included in the Definitive Proxy Statement in the section entitled “Description of the Combined Company’s Securities” beginning on page 187, which is incorporated herein by reference.

Indemnification of Directors and Officers

Information about the indemnification of PLBY directors and officers is set forth in Amendment No. 3 to MCAC’s Registration Statement on Form S-1 (File No. 333-250017) filed with the SEC on February 4, 2021, beginning on page II-1 in Item 14 of Part II thereof, which is incorporated herein by reference.

See also “Item 1.01 Entry Into a Material Agreement — Indemnification Agreements” of this Current Report on Form 8-K, which is incorporated herein by reference.

Financial Statements, Supplementary Data and Exhibits

The historical financial statements (and accompanying notes) of (1) Playboy included in the Definitive Proxy Statement on page F-2 through F-62, (2) Yandy Holdings, LLC (“Yandy”), a wholly owned subsidiary, included in the Definitive Proxy Statement on page F-97 through F-107 are incorporated herein by reference. The information set forth under Item 9.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As a result of the Business Combination, the Company became obligated with respect to debt of Playboy and its subsidiaries that remained outstanding after the consummation of the Business Combination under its credit agreement, which totaled approximately $158.2 million at such time. For a description of the terms of the Playboy credit agreement, reference is made to the disclosure contained in the Definitive Proxy Statement beginning on page 161 in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Debt—Term Loan” which is incorporated herein by reference.

The credit agreement and related amendments are each filed with this Current Report on Form 8-K as Exhibits 10.9 through 10.20 and 10.30 and incorporated herein by reference. The foregoing description of the credit agreement incorporated by reference herein is qualified in its entirety by reference thereto.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosure set forth in the “Introductory Note” of this Current Report on Form 8-K is incorporated herein by reference. The securities issued in connection with the Business Combination and PIPE Investment were not registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 3.03.	Material Modification to Rights of Security Holders.

On February 10, 2021, in connection with the consummation of the Business Combination, PLBY filed its Second Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware and adopted its Amended and Restated Bylaws (the “Bylaws”).

Copies of the Second Amended and Restated Certificate of Incorporation and the Bylaws are included as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 4.01.	Changes in Registrant’s Certifying Accountant.

On February 10, 2021, the Audit Committee of the Board of Directors approved the dismissal of Marcum LLP (“Marcum”) as the Company’s independent registered public accounting firm, effective as of the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

During the interim period through September 30, 2020, there were no disagreements between the Company and Marcum on any matter of accounting principles or practices, financial disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Marcum, would have caused it to make reference to the subject matter of the disagreements in its reports on the Company’s financial statements for such period.

During the interim period through September 30, 2020, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act).

The Company provided Marcum with a copy of the foregoing disclosures and has requested that Marcum furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the Company set forth above. A copy of Marcum’s letter, dated February 16, 2021, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Immediately following the filing of the Company’s Annual Report on Form 10-K, Playboy’s independent registered public accounting firm, Prager Metis CPAs LLP, will become the Company’s independent registered public accounting firm.

Item 5.01.	Change in Control of Registrant.

The information set forth above in the “Introductory Note” and Item 2.01 is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth above in the sections titled “Directors and Executive Officers,” “Director Independence,” “Committees of the Board of Directors” and “Executive Compensation” in Item 2.01 of this Current Report on Form 8-K are incorporated herein by reference.

Riley Employment Agreement

On February 10, 2021, Playboy entered into an employment agreement with Mr. Riley in connection with his employment as PLBY’s General Counsel and Secretary, which became effective upon, and was assumed by MCAC in connection with, the Business Combination (the “Riley Employment Agreement”). The Riley Employment Agreement provides for an annual base salary equal to $400,000 and that Mr. Riley is eligible to earn an annual cash bonus (with a target amount equal to 80% of his base salary).

The Riley Employment Agreement provides that Mr. Riley will be granted the following equity grants during his employment: (1) beginning in 2022 and for each fiscal year thereafter, an annual equity award with a target grant date fair value for financial accounting purposes equal to $700,000, which may include performance-based grants, (2) a special grant of performance-based restricted stock units (the “Initial PSUs”) that if earned will settle in a target percentage of approximately 0.45% of the fully diluted common stock of PLBY outstanding on the date of grant (including certain executive level equity awards granted at the time of and shortly after the Business Combination) and (3) a special grant of options (the “Initial Options”) to purchase a target percentage of 0.18% of the fully diluted PLBY common shares outstanding on the date of grant (determined in the same manner as the Initial PSUs). If the fair market value of a share of PLBY common stock on the grant date is greater than the fair market value of a share of PLBY common stock on February 10, 2021, then a portion of the Initial Options will be converted into a number of time-based restricted stock units (the “Make-up RSUs”) equal to (x) the difference between the fair market value per share of PLBY common stock on the grant date minus the fair market value per share of such stock on February 10, 2021, multiplied by (y) the number of Initial Options, divided by (z) the fair market value per share of PLBY common stock on the grant date. The Initial PSUs will vest upon the Company’s achievement of each of the following 30 day volume weighted average stock price milestones: $20, $30, $40 and $50, the Initial Options will vest 1/3 on the first anniversary of February 10, 2021 and then monthly in 24 equal installments thereafter, and the Make-up RSUs, if any, will vest in three equal installments on each of the first three anniversaries of February 10, 2021, in each case subject to Mr. Riley’s continued employment or service as a director through the applicable vesting dates.

The Riley Employment Agreement provides that in addition to being eligible to participate in Playboy’s standard benefit plans, Mr. Riley will be provided with a company-paid life insurance policy with a death benefit equal to $10 million and a company-paid disability insurance policy with an annualized benefit of not less than $2.5 million.

If Mr. Riley’s employment is terminated without cause or he resigns for good reason (as such terms are defined in the Riley Employment Agreement), he will be entitled to the following: (i) a severance payment equal to the sum of his then-current base salary and target annual bonus, payable over 12 months (or, if such termination occurs within 24 months following a change in control (as defined in the Riley Employment Agreement), 1.25 times the sum of his then-current base salary and target annual bonus, payable over 15 months); (ii) a pro-rated bonus for the year of termination; (iii) Playboy’s reimbursement or direct payment of COBRA continuation coverage premiums for up to 18 months following the date of termination; and (iv) accelerated vesting of 100% of Mr. Riley’s then-outstanding non-performance based annual equity awards (and, if such termination occurs within 12 months of February 10, 2021, 1/3 of the Initial Options – and, if applicable, 1/3 of the Make-up RSUs – will become immediately vested) and continued vesting of certain outstanding performance based equity awards for a period of time following such termination based on actual performance (provided that, if such termination occurs within 24 months following a change in control, 100% of the then-outstanding Initial PSUs will vest in full and the Initial Options will become immediately vested and exercisable). In each case, the severance payments described above are subject to Mr. Riley’s execution and non-revocation of a general release of claims against the Company and its affiliates.

The Riley Employment Agreement also includes certain restrictive covenants, including a non-solicitation of employees covenant for a period of 12 months following termination of Mr. Riley’s employment and standard confidentiality and invention assignment provisions.

The foregoing description of the Riley Employment Agreement does not purport to be complete and is qualified in its entirety by the full text of the Riley Employment Agreement, which is attached hereto as Exhibit 10.24 and is incorporated herein by reference.

Appointment of New Chief Accounting Officer

On February 10, 2021, the Board of Directors of the Company appointed Florus Beuting, age 45, as Chief Accounting Officer, and, as such, Mr. Beuting was designated as the Principal Accounting Officer of the Company. Mr. Beuting is not a party to any transaction described in Item 404(a) of Regulation S-K involving PLBY or any of its subsidiaries.

Mr. Beuting was previously the Vice President, Controller at NBCUniversal Media, LLC from December 2017 to February 2021. From September 2015 to November 2017, Mr. Beuting was Assistant Controller of Snap Inc. In his roles with NBCUniversal and Snap, Mr. Beuting was responsible for accounting oversight, design and effectiveness of controls, and internal and external reporting. Before joining Snap Inc. in 2015, Mr. Beuting worked for Demand Media Inc. as Senior Director of Accounting and Financial Reporting, Dole Food Company Inc. as Senior Manager of Corporate Reporting and for Ernst & Young LLP as a Senior Manager. Mr. Beuting holds a Master of Science in accounting from the University of Notre Dame and a Master degree in International Business from the University of Maastricht.

On January 23, 2021, Playboy entered into an offer letter with Mr. Beuting, pursuant to which he serves as the Chief Accounting Officer (such offer letter, as amended on February 8, 2021, the “Beuting Offer Letter”).The Beuting Offer Letter provides for an annual base salary equal to $325,000 and that Mr. Beuting is eligible to earn an annual cash bonus (with a target amount equal to 30% of his base salary).

The Beuting Offer Letter provides that during his employment Mr. Beuting will be eligible to receive the following equity awards: (1) an initial equity grant with a grant date fair value of $600,000, comprised of 50% options to purchase PLBY common stock and 50% restricted stock units that settle in shares of PLBY common stock, with 25% vesting on the first anniversary of February 8, 2021 and the remainder vesting in a series of 36 successive equal monthly installments, subject to Mr. Beuting’s continued employment through each applicable vesting date and (2) annual long-term equity grants with a target grant date fair value of $100,000. In addition, the Beuting Offer Letter provides that Mr. Beuting will receive a one-time signing bonus of $110,000, payable within 30 days of February 8, 2021.

If Mr. Beuting’s employment is terminated without cause (as defined in the Beuting Offer Letter), he will be entitled to the following: (i) six months of continued base salary, (ii) reimbursement of COBRA premium payments for six months and (iii) any earned but unpaid bonus, in each case subject to Mr. Beuting’s timely execution of a general release of claims against the Company and its affiliates in a form acceptable to the Company (including a 12-month non-solicitation provision and a non-disparagement provision). The Beuting Offer Letter also contains standard confidentiality and invention assignment provisions in an agreement attached thereto.

The foregoing description of the Beuting Offer Letter does not purport to be complete and is qualified in its entirety by the full text of the Beuting Offer Letter, which is attached hereto as Exhibit 10.25 and is incorporated herein by reference.

The Company has also entered into an Indemnification Agreement (the “Indemnification Agreement”) with Mr. Beuting. The Indemnification Agreement is in substantially the same form as the indemnification agreement for directors and officers that is filed as Exhibit 10.26 to this Current Report on Form 8-K.

Appointment of Chief Financial Officer

On February 11, 2021, the Board of Directors of the Company elected Lance Barton, age 42, as Chief Financial Officer, to be effective March 1, 2021. Mr. Barton will succeed Mr. Israel as principal financial officer. Mr. Barton served as Senior Vice President of Corporate Development and Investor Relations for Match Group, Inc. (Nasdaq: MTCH), where he created and led the M&A and IR functions. From 2008 to 2014, Mr. Barton served multiple roles for Match Group and IAC/InterActiveCorp (Nasdaq: IAC), including GM of Match Asia and Vice President of M&A at IAC. He completed over 30 transactions for IAC and Match Group, including the acquisitions of Hyperconnect, Hinge, PlentyOfFish, Meetic, OkCupid, Friendscout24, PeopleMedia, Eureka (Pairs) and DailyBurn. Prior to joining IAC, Mr. Barton was an investment banker at Citigroup Global Markets and a systems engineer at Cisco Systems. He holds a bachelor's degree in finance from Wichita State University and an MBA from Columbia Business School. Mr. Barton is not a party to any transaction described in Item 404(a) of Regulation S-K involving the Company or any of its subsidiaries.

In connection with Mr. Barton’s appointment as Chief Financial Officer, the Company entered into an employment agreement, dated February 11, 2021, with Mr. Barton (the “Barton Employment Agreement”). The Barton Employment Agreement provides for an annual base salary equal to $500,000 and that Mr. Barton is eligible to earn an annual cash bonus (with a target amount equal to 60% of his base salary). In addition, Mr. Barton will receive a signing bonus of $250,000 (which is subject to recoupment by the Company on a pro rata basis in the event of certain terminations of employment prior to the first anniversary of his employment commencement date).

The Barton Employment Agreement provides that Mr. Barton will be granted the following equity grants during his employment: (1) beginning in 2022 and for each fiscal year thereafter, an annual equity award with a target grant date fair value for financial accounting purposes equal to $1,000,000, which may include performance-based grants, (2) the Initial PSUs that if earned will settle in a target percentage of approximately 1.25% of the fully diluted common stock of the Company outstanding on the date of grant (including certain executive level equity awards granted around the same time) and (3) the Initial Options to purchase a target percentage of 0.75% of the fully diluted Company common shares outstanding on the date of grant (determined in the same manner as the Initial PSUs). If the fair market value of a share of Company common stock on the grant date is greater than the fair market value of a share of Company common stock on Mr. Barton’s employment commencement date (or signing date if the employment commencement date occurs within 3 weeks of signing), then a portion of the Initial Options will be converted into a number of Make-up RSUs equal to (x) the difference between the fair market value per share of Company common stock on the grant date minus the fair market value per share of such stock on the employment commencement date (or signing date, as applicable), multiplied by (y) the number of Initial Options, divided by (z) the fair market value per share of Company common stock on the grant date. The Initial PSUs will vest upon the Company’s achievement of each of the following 30 day volume weighted average stock price milestones: $20, $30, $40 and $50, the Initial Options will vest 1/3 on the first anniversary of Mr. Barton’s employment commencement date and then monthly in 24 equal installments thereafter, and the Make-up RSUs, if any, will vest in three equal installments on each of the first three anniversaries of the employment commencement date, in each case subject to Mr. Barton’s continued employment or service as a director through the applicable vesting dates.

The Barton Employment Agreement provides that in addition to being eligible to participate in the Company’s standard benefit plans, Mr. Barton will be provided with a company-paid life insurance policy with a death benefit equal to $10 million and a company-paid disability insurance policy with an annualized benefit of not less than $2.5 million.

If Mr. Barton’s employment is terminated without cause or he resigns for good reason (as such terms are defined in the Barton Employment Agreement), he will be entitled to the following: (i) a severance payment equal to the sum of his then-current base salary and target annual bonus, payable over 12 months (or, if such termination occurs within 3 months prior to or 24 months following a change in control (as defined in the Barton Employment Agreement), 1.25 times the sum of his then-current base salary and target annual bonus, payable over 15 months (or in a lump sum if compliant with tax rules)); (ii) a pro-rated bonus for the year of termination; (iii) PLBY’s reimbursement or direct payment of COBRA continuation coverage premiums for up to 18 months following the date of termination; and (iv) accelerated vesting of 100% of Mr. Barton’s then-outstanding non-performance based annual equity awards (and, if such termination occurs within 12 months of Mr. Barton’s employment commencement date, 1/3 of the Initial Options – and, if applicable, 1/3 of the Make-up RSUs – will become immediately vested) and continued vesting of certain outstanding performance based equity awards for a period of time following such termination based on actual performance (provided that, if such termination occurs within 3 months prior to or 24 months following a change in control, 100% of the then-outstanding Initial PSUs will vest in full and the Initial Options will become immediately vested and exercisable). In each case, the severance payments described above are subject to Mr. Barton’s execution and non-revocation of a general release of claims against the Company and its affiliates.

The Barton Employment Agreement also includes certain restrictive covenants, including a non-solicitation of employees covenant for a period of 12 months following termination of Mr. Barton’s employment and standard confidentiality and invention assignment provisions.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by the full text of the Barton Employment Agreement, which is attached hereto as Exhibit 10.31 and is incorporated herein by reference.

The Company has entered into an Indemnification Agreement (the “Indemnification Agreement”) with Mr. Barton. The Indemnification Agreement is in substantially the same form as the indemnification agreement for directors and officers that is filed as Exhibit 10.26 to this Current Report on Form 8-K.

In connection with the appointment of Mr. Barton as the Company’s new Chief Financial Officer, David Israel, the Company’s current Chief Financial Officer, will step down as Chief Financial Officer and Chief Operating Officer at the effective time of Mr. Barton’s appointment and will remain with the Company and transition into another operating role.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure set forth in Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.05.	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

The Company has adopted a new Code of Conduct and Ethics, effective as of February 10, 2021 (the “Code of Conduct”). The Code of Conduct is applicable to all directors, officers, employees, agents and representatives of the Company and its subsidiaries. The changes to the Code of Conduct include, among other things: (i) the expansion of the Code of Conduct’s scope to include agents and representative of the Company; (ii) the addition of provisions regarding political contributions and activities, including lobbying activities, discrimination and harassment, electronic and social media information, workplace health and safety, and environmental protections; (iii) the expansion of provisions pertaining to business entertainment and gifts and the protection of confidential information; and (iv) other administrative and non-substantive amendments..

The amendment and restatement of the Code of Conduct did not relate to or result in any waiver, explicit or implicit, of any provision of the previous Code of Conduct. Any waivers under the Code of Conduct will be disclosed on a Current Report on Form 8-K or as otherwise permitted by the rules of the SEC and Nasdaq (or other stock exchange on which the Company’s securities are then listed). The new Code of Conduct is available on our corporate website at www.plbygroup.com.

Item 5.06.	Change in Shell Company Status.

As a result of the Business Combination, PLBY ceased being a shell company. The material terms of the Business Combination are described in the section entitled “Proposal No. 1 – The Business Combination Proposal” of the Definitive Proxy Statement, and are incorporated herein by reference. Further, the information set forth in the “Introductory Note” and under Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The audited financial statements of Playboy and its subsidiaries as of December 31, 2019 and 2018 and for the years ended December 31, 2019 and 2018 and the unaudited financial statements of Playboy as of September 30, 2020 and for the nine months ended September 30, 2020 and 2019, together with the notes thereto, are set forth in the Definitive Proxy Statement beginning on page F-2 and are incorporated herein by reference.

The audited financial statements of Yandy as of December 31, 2019 and 2018 and for the years ended December 31, 2019 and 2018, together with the notes thereto, are set forth in the Definitive Proxy Statement beginning on page F-97 and are incorporated herein by reference.

(b) Pro Forma Financial Information.

The unaudited pro forma condensed combined financial information of MCAC and Playboy as of September 30, 2020 and for the year ended December 31, 2019 and the nine months ended September 30, 2020 is set forth in Exhibit 99.1 hereto and is incorporated herein by reference.

(c) Exhibits.

Exhibit No.	Description
3.1	Second Amended and Restated Certificate of Incorporation of PLBY Group, Inc.
3.2	Amended and Restated Bylaws of PLBY Group, Inc.
10.1*	Form of Subscription Agreement, dated as of September 30, 2020, by and among Mountain Crest Acquisition Corp and certain institutional and accredited investors (incorporated by reference to Exhibit 10.1 of MCAC’s Current Report on Form 8-K filed with the SEC on October 1, 2020).
10.2*	Form of Registration Rights Agreement, dated as of September 30, 2020, by and among Mountain Crest Acquisition Corp and certain institutional and accredited investors (incorporated by reference to Exhibit 10.2 of MCAC’s Current Report on Form 8-K filed with the SEC on October 1, 2020).
10.3*	Form of Support Agreement, dated as of September 30, 2020, by and among Playboy Enterprises, Inc., officers and directors of Mountain Crest Acquisition Corp, Sunlight Global Investment LLC, Suying Liu and Dong Liu (incorporated by reference to Exhibit 10.3 of MCAC’s Current Report on Form 8-K filed with the SEC on October 1, 2020).
10.4	Amended and Restated Registration Rights Agreement, dated as of February 10, 2021, by and among PLBY Group, Inc., Suying Liu, Dong Liu, Nelson Haight, Todd Milbourn, Wenhua Zhang, RT-ICON Holdings LLC, and each of the other shareholders of Playboy Enterprises, Inc. whose names are listed on Exhibit A thereto.
10.5	Investor Rights Agreement, dated as of February 10, 2021, by and among PLBY Group, Inc. and RT-ICON Holdings LLC.
10.6*	Form of Lock-Up Agreement (incorporated by reference to Exhibit 10.6 of MCAC’s Current Report on Form 8-K filed with the SEC on October 1, 2020).
10.7	Voting Agreement, dated as of February 10, 2021, by and among PLBY Group, Inc., RT-ICON Holdings LLC and Drawbridge Special Opportunities Fund LP.
10.8	PLBY Group, Inc. 2021 Equity and Incentive Compensation Plan.
10.9**	Credit Agreement, dated as of June 24, 2014, by and among Products Licensing LLC, DBD Credit Funding LLC, administrative agent, and the lenders party thereto.
10.10	First Amendment to the Credit Agreement, dated as of June 7, 2016, by and among Products Licensing LLC, DBD Credit Funding LLC, as administrative agent, and the lenders party thereto.
10.11**	Second Amendment to the Credit Agreement, dated as of August 29, 2016, by and among Products Licensing LLC, DBD Credit Funding LLC, as administrative agent, and the lenders party thereto.
10.12	Third Amendment to the Credit Agreement, dated as of July 20, 2017, by and among Products Licensing LLC, DBD Credit Funding LLC, as administrative agent, and the lenders party thereto.
10.13**	Fourth Amendment to the Credit Agreement, dated as of April 12, 2018, by and among Products Licensing LLC, DBD Credit Funding LLC, as administrative agent, and the lenders party thereto.
10.14**	Fifth Amendment to the Credit Agreement, dated as of June 14, 2018, by and among Products Licensing LLC, DBD Credit Funding LLC, as administrative agent, and the lenders party thereto.
10.15	Sixth Amendment to the Credit Agreement, dated as of August 13, 2018, by and among Products Licensing LLC, DBD Credit Funding LLC, as administrative agent, and the lenders party thereto.

10.16**	Seventh Amendment and Joinder to the Credit Agreement, dated as of December 24, 2018, by and among Products Licensing LLC, Playboy Enterprises International, Inc., Playboy Enterprises, Inc., DBD Credit Funding LLC, as administrative agent, and the lenders party thereto.
10.17	Eighth Amendment to the Credit Agreement, dated as of March 15, 2019, by and among Products Licensing LLC, Playboy Enterprises International, Inc., Playboy Enterprises, Inc., DBD Credit Funding LLC, as administrative agent, and the lenders party thereto.
10.18**	Ninth Amendment and Joinder to the Credit Agreement, dated as of December 31, 2019, by and among Products Licensing LLC, Playboy Enterprises International, Inc., Playboy Enterprises, Inc., Y Acquisition Co. LLC, China Products Licensing, LLC., DBD Credit Funding LLC, as administrative agent, and the lenders party thereto.
10.19**	Tenth Amendment to the Credit Agreement, dated as of March 27, 2020, by and among Products Licensing LLC, Playboy Enterprises International, Inc., Playboy Enterprises, Inc., Y Acquisition Co. LLC, China Products Licensing, LLC, Yandy Enterprises LLC., DBD Credit Funding LLC, as administrative agent, and the lenders party thereto.
10.20**	Eleventh Amendment to the Credit Agreement and Waiver, dated as of January 4, 2021, by and among Products Licensing LLC, Playboy Enterprises International, Inc., Playboy Enterprises, Inc., Y Acquisition Co. LLC, China Products Licensing, LLC, Yandy Enterprises LLC., DBD Credit Funding LLC, as administrative agent, and the lenders party thereto.
10.21	Commercial-Industrial Triple Net Lease, dated as of August 26, 2020, by and between Yandy Enterprises, LLC and 67 VB Owner, LP.
10.22†	Offer Letter, dated as of December 20, 2012, by and between Playboy Enterprises, Inc. and David Israel, as amended on February 8, 2021.
10.23†	Employment Agreement, dated as of January 31, 2021, by and between Playboy Enterprises, Inc. and Ben Kohn (as assumed by PLBY Group, Inc.).
10.24†	Employment Agreement, dated as of February 10, 2021, by and between Playboy Enterprises, Inc. and Chris Riley (as assumed by PLBY Group, Inc.).
10.25†	Offer Letter, dated as of January 23, 2021, by and between Playboy Enterprises, Inc. and Florus Beuting, as amended on February 8, 2021.
10.26†	Form of Indemnification Agreement, by and between PLBY Group, Inc. and each of its directors and executive officers.
10.27†	PLBY Group, Inc. Non-Employee Director Compensation Policy, effective February 10, 2021.
10.28+**	Product License Agreement, effective as of December 6, 2019, by and between Playboy Enterprises International, Inc. and New Handong Investment (Guangdong) Co., Ltd.
10.29+	First Amendment, effective as of June 18, 2020, to the Product License Agreement, effective as of December 6, 2019, by and between Playboy Enterprises International, Inc. and New Handong Investment (Guangdong) Co., Ltd.
10.30**	Consent to Merger Transaction and Wavier to Credit Agreement, dated as of December 31, 2020, by and among Products Licensing LLC, Playboy Enterprises International, Inc., Playboy Enterprises, Inc., and Yandy Enterprises LLC (f/k/a Y Acquisition Co. LLC), DBD Credit Funding LLC, as Administrative Agent, and the Lenders whose signatories are affixed hereto.
10.31†	Employment Agreement, dated February 11, 2021, between PLBY Group, Inc. and Lance Barton.
10.32†	Form of Option/RSU Acknowledgement and Lock-up Agreement.
10.33†	Playboy Enterprises, Inc. 2018 Equity Incentive Plan.
10.34†	Form of Stock Option Award Agreement under Playboy Enterprises, Inc. 2018 Equity Incentive Plan.
14.1	Code of Conduct and Ethics, adopted by PLBY Group, Inc.’s board of directors on February 10, 2021.
16.1	Letter from Marcum LLP to the SEC, dated as of February 16, 2021.
21.1	List of subsidiaries of PLBY Group, Inc.
99.1	Unaudited Pro Forma Condensed Consolidated Financial Information of PLBY Group, Inc. at September 30, 2020.

*	Previously filed.

**	Schedules and exhibits to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

†	Management contract or compensation plan or arrangement.

+	Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit pursuant to Item 601(b)(10) of Regulation S-K. The Company agrees to furnish to the SEC a copy of any omitted portions of the exhibit upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 16, 2021	PLBY GROUP, INC.
	By:	/s/ Ben Kohn
	Name:	Ben Kohn
	Title:	Chief Executive Officer and President